UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2006

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Introductory Note

This Current Report on Form 8-K/A amends and supplements our Current Report on Form 8-K filed on April 6, 2006 in regards to the departure of Donald Gunn as an officer and director of our company as of March 31, 2006. Subsequent to March 31, 2006, we entered into an agreement with Mr. Gunn related to post-employment compensation and other post-employment matters, which terms are summarized in Item 1.01 below.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

In April 2006, we entered into an agreement, effective as of March 31 2006, with Donald Gunn, a former officer and director, in connection with his separation from employment with us. Under the separation agreement, Mr. Gunn is entitled to:

(a)	a lump sum of $16,153.85, constituting six weeks’ salary;
(b)	a lump sum of $21,000.00, constituting 75% of a personal performance-based bonus to which he would have been eligible for in connection with our 2006 fiscal year;
(c)	continued eligibility, at a 75% rate, for a potential earnings-based cash bonus in connection with our 2006 fiscal year (the “EPS Bonus”);
(d)

immediate acceleration of the vesting of 50,000 stock options, exercisable at $1.65 per share, granted on August 8, 2005, which were previously subject to vesting at the rate of 10,000 stock options per year for five years; and

(e)	continuation of health coverage for up to twelve months.

The EPS Bonus is to be paid if our earnings per share equals or exceeds a minimum level established by our Compensation Committee. If the minimum level is not achieved, no EPS Bonus will be paid. If the minimum level is achieved, the amount of the EPS Bonus will based upon the level of earnings per share achieved. The EPS bonus, if achieved, is expected to be in the range of $6,400 to up to $32,000, if 100% of the targeted goal is achieved. If we achieve an earnings per share that is greater than the 100% of the targeted goal, the EPS Bonus payable may be greater.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2006, our employment relationship with Donald Gunn, Vice President of Engineering of our subsidiary, Media Sciences, Inc., and a member of our Board of Directors since December 1999, ended. In April 2006, we entered into an agreement with Mr. Gunn related to post-employment compensation and other post-employment matters, the terms of which are summarized in Item 1.01 of this Report. In connection with our corporate governance policy, Mr. Gunn tendered his resignation from the Board, effective as of March 31, 2006. Mr. Gunn did not serve on a committee of the Board of the Directors. There were no disagreements between us and Mr. Gunn relating to our operations, policies or practices.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Agreement with Donald Gunn, dated March 31, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: April 24, 2006	By: /s/ Kevan D. Bloomgren Kevan D. Bloomgren, Chief Financial Officer

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